Exhibit 23.2




                             Consent of Independent
                            Certified Public Accounts


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 3, 2003 on our audit of the consolidated financial statements of the Company as of December 31, 2002, and for the year then ended, appearing in Netmsart Technology, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2002 filed August 22, 2003.


/s/Marcum & Kliegman LLP
------------------------
Marcum & Kliegman LLP

Woodbury, NY

December 18, 2003